NEWS

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Information
Contact:

William R. Jellison                            FOR IMMEDIATE RELEASE
Senior Vice President and
Chief Financial Officer
(717) 849-4243


                       DENTSPLY International Inc.
    Reports Third Quarter 2005 Results and Announces Asset Impairment
                          Charge for the Period



York, PA - October 24, 2005 -- DENTSPLY International Inc. (NASDAQ-XRAY) today announced sales and earnings for the quarter ended September 30, 2005. Net sales increased 6.7% to $416.0 million compared to $390.0 million reported for the third quarter of 2004. Net sales, excluding precious metal content, increased 8.2% in the third quarter of 2005. Sales of all ceramic Cercon products, along with implants, orthodontics, and restorative products were especially strong in the period. Growth within Europe has continued to improve in the third quarter, although still impacted by the softness in the German lab business.

In the third quarter of 2005, the Food and Drug Administration (FDA) conducted a Pre-Approval Inspection of the Company's sterile filling plant under construction in Chicago. As a result of the inspection and comments received from the FDA, the Company has extended its estimate of the period required to ready the plant for approval and production of products for the U.S. and Japan until 2007. Modifications to the Company's plans for completion of the plant encompassed specific steps and procedures to address comments received from the FDA, and the extension of contract manufacturing agreements to provide continued supply of injectable anesthetic products for those markets during this extension period. In addition, the Company conducted an extensive review of all of its assumptions associated with the injectable products. Based on this review, the Company has concluded that the intangible asset associated with the injectable anesthetic products has become impaired in the third quarter of 2005. As a result, the Company recorded a pre-tax charge of $131.3 million ($111.6 million after tax) or $1.41 per diluted share in the third quarter of 2005, and $1.37 on a year-to-date diluted earnings per share basis.

Net loss from continuing operations for the third quarter of 2005 of $60.8 million, or $ 0.77 per diluted share was a decrease compared to net income from continuing operations of $46.4 million, or $0.57 per diluted share in the third quarter of 2004. The third quarter of 2005 included the pre-tax charge for impairment of the intangible asset of $131.3 million ($1.41 per share). The third quarter of 2004 included a reduction of income taxes of $2.8 million ($0.04 per diluted share) related to tax matters from prior periods and also included a pretax charge of $2.1 million ($0.02 per diluted share) related to restructuring activities. Earnings from continuing operations, excluding the items noted above for the third quarter of 2005 and 2004, which constitutes a non-GAAP measure, would have been $50.8 million or $0.63 per diluted share in the third quarter of 2005 compared to $0.55 in the third quarter of 2004, representing an increase of 14.5% in net income per dilutive share.
                                                                 .

Gary Kunkle, Chairman and Chief Executive Officer, stated that, "The impairment charge on our injectable anesthetic products resulted from a comprehensive assessment of this business following comments received from the FDA in the third quarter of this year. This delay in approval will postpone receipt of the benefits of this facility for approximately one year moving it from our previous estimate of 2007 to 2008. Our diluted earnings per share guidance for 2005 with the impairment charge is projected at $1.24 - 1.28. Excluding the impact of the impairment charge, we are raising our full year 2005 guidance to $2.61 - $2.65. Additionally, the Company still anticipates taking advantage of repatriating foreign earnings under Section 965 of the Internal Revenue Code, however, the size and timing of any repatriation will not be finalized until late November or early December. The tax impact of this potential repatriation is not included in our current earnings guidance for the year."

Gary Kunkle also stated, "While this impairment charge is a setback for the reporting period, we are very pleased with the performances of our other businesses. The recently announced changes to our U.S. sales organization, our above-market performance in many product categories, and the continued improvement in the German market provide us with a high degree of confidence as we go forward."

This press release includes some company data that does not directly conform to generally acceptable accounting principles, or GAAP. Management believes that the presentation of some non-GAAP data provides investors with additional insight into the ongoing operations of the business. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. The attached non-GAAP reconciliation schedules provide reconciliations of these non-GAAP financial measures to the most closely comparable measures determined in accordance with GAAP.


DENTSPLY will hold a conference call on Tuesday, October 25, 2005 at 8:30 AM Eastern Time. To access the call, dial 877-885-5820 (for domestic calls) and 706-643-9578 (for international calls). Conference I.D.: 1514129. This conference call will be broadcast live on the Internet at: www.dentsply.com. An audio replay of the conference call will be available for two weeks. To access the replay, please dial (800) 642-1687 (for domestic calls) and (706) 645-9291 (for international calls).

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world's leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectable anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include without limitation; the uncertainty associated with the FDA inspection and approval of the Company's sterile filling plant in Chicago, and the timing of any such inspection and approval, as well as the timing of any production of products at such plant, the continued strength of dental markets, the timing, success and market reception for our new and existing products, outcome of litigation, continued support of our products by influential dental professionals and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results.

For an additional description of risk factors, please refer to the Company's Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.


                                 DENTSPLY INTERNATIONAL INC.
                        (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)


Earnings Summary:

The following tables present the reconciliation of reported GAAP net income/(loss) from continuing operations in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended September 30, 2005:

                                                            Income       Diluted
                                                          (Expense)     Per Share
                                                         ------------- -------------
Loss from Continuing Operations                             $ (60,805)       $(0.77)

Charges for Unusual Items:
    Impairment Charge                                         111,595          1.41

Dilutive Effect of Including Potential
    Outstanding Shares on Earnings Per Share (a)                    -         (0.01)
                                                         ------------- -------------

Earnings From Continuing Operations Before Unusual Items     $ 50,790         $ 0.63
                                                         ============= =============

<F1>(a) For the three months ended September 30, 2005, the dilutive weighted average number of common shares outstanding excluded potential common shares from stock options of 1,324. These shares were excluded from the GAAP calculation of earnings per share due to their antidilutive effect resulting from the loss from continuting operations.


Three Months Ended September 30, 2004:

                                                            Income       Diluted
                                                          (Expense)     Per Share
                                                      --------------- -------------
Income from Continuing Operations                            $ 46,343        $ 0.57

Charges (Income) for Unusual Items:
    Reduction of Income Taxes for Prior Period Items           (2,848)        (0.04)
    Restructuring Charges                                       1,317          0.02
                                                        ------------- -------------
Earnings From Continuing Operations Before Unusual Items     $ 44,812        $ 0.55
                                                        ============= =============

                                      DENTSPLY INTERNATIONAL INC.
                                   CONSOLIDATED STATEMENTS OF INCOME
                            (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)

                                                           THREE MONTHS ENDED       NINE MONTHS ENDED
                                                             SEPTEMBER 30,            SEPTEMBER 30,
                                                        ------------------------  ----------------------

                                                            2005        2004         2005        2004
                                                        ------------- ----------  ----------- ----------

NET SALES                                                 $ 415,964   $ 389,965  $ 1,267,773 $ 1,228,732
NET SALES - Ex Precious Metals                              373,479     345,213    1,143,574   1,076,983

COST OF PRODUCTS SOLD                                       206,962     191,449      622,547     614,268

GROSS PROFIT                                                209,002     198,515      645,226     614,463
 % OF NET SALES                                               50.2%       50.9%        50.9%       50.0%
 % OF NET SALES - Ex Precious Metals                          56.0%       57.5%        56.4%       57.1%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES                                     134,324     128,296      419,248     395,516
RESTRUCTURING AND IMPAIRMENT COSTS                          131,311       2,108      131,351       3,165
                                                         ------------ ----------  ----------- ----------

(LOSS)INCOME FROM OPERATIONS                                (56,633)     68,111       94,627     215,782
 % OF NET SALES                                              -13.6%       17.5%         7.5%       17.6%
 % OF NET SALES - Ex Precious Metals                         -15.2%       19.7%         8.3%       20.0%

NET INTEREST AND OTHER EXPENSE                                2,863       5,543        3,320      16,253
                                                         ------------ ----------  ----------- ----------
PRE-TAX (LOSS)INCOME                                        (59,496)     62,568       91,307     199,529

INCOME TAXES                                                  1,309      16,225       45,170      58,196
                                                         ------------ ----------  ----------- ----------
(LOSS) INCOME FROM CONTINUING OPERATIONS                    (60,805)     46,343       46,137     141,333
 % OF NET SALES                                              -14.6%       11.9%         3.6%       11.5%
 % OF NET SALES - Ex Precious Metals                         -16.3%       13.4%         4.0%       13.1%

(LOSS) INCOME FROM DISCONTINUED OPERATIONS,
  NET OF TAX (INCLUDING GAIN ON SALE IN 2004 OF $43,031)          -         340            -      43,225
                                                         ----------- -----------  ----------- ----------
NET (LOSS) INCOME                                         $ (60,805)   $ 46,683     $ 46,137   $ 184,558
                                                         =========== ===========  =========== ==========

EARNINGS PER SHARE - BASIC:
   CONTINUING OPERATIONS                                    $ (0.77)     $ 0.58       $ 0.58      $ 1.76
   DISCONTINUED OPERATIONS                                        -           -            -        0.54
                                                         -----------------------------------------------
TOTAL EARNINGS PER SHARE                                    $ (0.77)     $ 0.58       $ 0.58      $ 2.30
                                                         =========== ===========  =========== ==========

EARNINGS PER SHARE - DILUTIVE:
   CONTINUING OPERATIONS                                    $ (0.77)     $ 0.57       $ 0.57      $ 1.72
   DISCONTINUED OPERATIONS                                        -           -            -        0.53
                                                         ----------- -----------  ----------- ----------
TOTAL EARNINGS PER SHARE                                    $ (0.77)     $ 0.57       $ 0.57      $ 2.25
                                                         =========== ===========  =========== ==========

DIVIDENDS PER SHARE                                        $ 0.0600    $ 0.0525     $ 0.1800    $ 0.1575

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
   -BASIC                                                    78,895      80,495       79,905      80,304
   -DILUTIVE (a)                                             78,895      82,110       81,357      81,910


<F1>(a) - For the three months ended September 30, 2005, the dilutive weighted average number of common shares outstanding excluded potential common shares from stock options of 1,324. These shares are excluded due to their antidilutive effect resulting from the loss from continuing operations. For the nine months ended September 30, 2005, fully diluted shares were used to calculate EPS.

                    DENTSPLY INTERNATIONAL INC.
                      CONDENSED BALANCE SHEETS
                     (UNAUDITED, IN THOUSANDS)


                                     SEPTEMBER 30,     DECEMBER 31,
                                         2005              2004
                                     --------------   ---------------
ASSETS

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS              $ 398,581         $ 506,369
  ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET 259,920           238,873
  INVENTORIES, NET                         228,960           213,709
  OTHER CURRENT ASSETS                     99,533            97,458
     TOTAL CURRENT ASSETS                  986,994         1,056,409

PROPERTY,PLANT AND EQUIPMENT, NET          376,340           407,527
GOODWILL, NET                              949,138           996,262
IDENTIFIABLE INTANGIBLES ASSETS, NET       104,701           258,084
OTHER NONCURRENT ASSETS, NET               48,645            79,863

TOTAL ASSETS                          $ 2,465,818       $ 2,798,145


LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES                      $ 363,888         $ 404,607
LONG-TERM DEBT                             684,601           779,940
OTHER LIABILITIES                          105,126           110,829
DEFERRED INCOME TAXES                       55,794            58,196
                                     --------------   ---------------
    TOTAL LIABILITIES                    1,209,409         1,353,572

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES 610               600
STOCKHOLDERS' EQUITY                    1,255,799         1,443,973

TOTAL LIABILITIES AND STOCKHOLDERS' EQ$I2,465,818       $ 2,798,145